Whirlpool Corporation Announces Fourth-Quarter and Full Year Results; Provides 2026 Guidance
•Record level of new product launches in North America, supporting second half share gains
•Proactively managed a volatile macro environment in 2025 by executing $200 million structural cost take out, helping to mitigate the impact of tariffs
•FY GAAP net earnings margin of 2.2%; GAAP earnings per diluted share of $5.66
•FY ongoing (non-GAAP) EBIT margin(2) of 4.7%; ongoing earnings per diluted share(3) of $6.23
•Reduced ownership stake in Whirlpool of India to ~40%; utilized the proceeds to reduce debt
•2026 EPS outlook includes full-year GAAP earnings per diluted share of approximately $6.25, ongoing earnings per diluted share(3) of approximately $7.00
•2026 outlook includes cash provided by operating activities of approximately $850 million and free cash flow(4) of $400 - $500 million
•Expect to pay down approximately $400 million of debt in 2026
BENTON HARBOR, Mich., January 28, 2026 - Whirlpool Corporation (NYSE: WHR), today reported fourth-quarter and full-year 2025 financial results.
“With a challenging 2025 behind us, our confidence for 2026 is based on our recent successful product launches, reduced promotional intensity and a gradual recovery of the housing market.”     MARC BITZER, CHAIRMAN AND CHIEF EXECUTIVE OFFICER

Earnings Results	Fourth Quarter Results			Full Year Results
	2025	2024*	Change	2025	2024*	Change
Net sales ($M)	$4,098	$4,136	(0.9)%	$15,524	$16,607	(6.5)%
Organic net sales ($M)(1)	$4,046	$4,082	(0.9)%	$15,703	$15,749	(0.3)%
GAAP net earnings available to Whirlpool ($M)	$108	$(393)	nm	$318	$(323)	nm
Ongoing EBIT(2) ($M)	$135	$248	(45.6)%	$729	$887	(17.8)%
GAAP net earnings margin	2.7%	(9.5)%	12.2pts	2.2%	(1.9)%	4.1pts
Ongoing EBIT margin(2)	3.3%	6.0%	(2.7pts)	4.7%	5.3%	(0.6pts)
GAAP earnings per diluted share	$1.91	$(7.10)	nm	$5.66	$(5.87)	nm
Ongoing earnings per diluted share(3)	$1.10	$4.57	(75.9)%	$6.23	$12.21	(49.0)%
*Includes net sales from our previously-owned MDA Europe business in the first quarter and India business in December
Free Cash Flow	2025	2024	Change
Cash provided by (used in) operating activities ($M)	$467	$835	$(368)
Free cash flow(4) ($M)	$78	$385	$(307)
“I am honored to step into the role of Chief Financial Officer at Whirlpool. In 2025 we managed significant working capital challenges due to our record level of product refreshes and the notable operational shifts as a result of tariffs. We will continue to prioritize debt reduction and show operational resilience in 2026, as we focus on working capital efficiency to deliver strong free cash flow.”         ROXANNE WARNER, CHIEF FINANCIAL OFFICER

SEGMENT REVIEW

SEGMENT INFORMATION ($M)		Q4 2025	Q4 2024	YoY Change
MDA North America	Net Sales	$2,573	$2,595	(0.9)%
	EBIT	$71	$173	(59.0)%
	% of sales	2.8%	6.7%	(3.9pts)
MDA Latin America	Net Sales	$927	$920	0.8%
	EBIT	$59	$70	(15.3)%
	% of sales	6.4%	7.6%	(1.2pts)
SDA Global	Net Sales	$423	$384	10.3%
	EBIT	$59	$48	22.4%
	% of sales	13.8%	12.5%	1.3pts
MDA: Major Domestic Appliances; SDA: Small Domestic Appliances
Effective December 31, 2025, the deconsolidation of Whirlpool India resulted in the removal of the MDA Asia segment as a separate operating segment.
MDA NORTH AMERICA
•Excluding currency, net sales decreased 0.9% year-over-year driven by volume decline and price/mix, primarily in Canada
•EBIT margin(5) decreased year-over-year as the promotional environment has not yet reflected the full impact of tariffs
MDA LATIN AMERICA
•Excluding currency, net sales decreased 4.6% year-over-year due to volume decline
•EBIT margin(5) unfavorably impacted by the negative macro environment in Argentina and aggressive competition in Brazil, partially offset by a tax reserve release in Brazil
SDA GLOBAL
•Excluding currency, net sales increased 8.0% year-over-year driven by price/mix supported by successful new product launches
•EBIT margin(5) increased year-over-year driven by price/mix and strong growth within the direct-to-consumer business

FULL-YEAR 2026 OUTLOOK

Guidance Summary	2025 Reported	2026 Guidance
Net sales ($B)	$15.5	$15.3 - $15.6
Cash provided by operating activities ($M)	$467	~$850
Free cash flow ($M)(4)	$78	$400 - $500
GAAP net earnings margin (%)	2.2%	~2.3%
Ongoing EBIT margin (%)(2)	4.7%	5.5 - 5.8%
GAAP earnings per diluted share	$5.66	~$6.25
Ongoing earnings per diluted share(3)	$6.23	~$7.00
GAAP tax rate	27.5%	~25.0%
Adjusted (non-GAAP) tax rate	3.5%	~25.0%

On a full year basis in 2026, we expect:
•Net sales of $15.3 - $15.6 billion; approximately 5% growth vs 2025 like-for-like(6) net sales of ~$14.7M
•Price/mix to favorably impact our EBIT margin as we continue to deliver new product innovation and realize the momentum of our 2025 launches
•Structural cost take out to deliver over $150 million or 100 basis points of margin expansion
•GAAP earnings per diluted share of approximately $6.25 and full-year ongoing earnings per diluted share(3) of approximately $7.00
•2026 GAAP and adjusted (non-GAAP) tax rate of approximately 25%
•Cash provided by operating activities of approximately $850 million and free cash flow(4) of $400 - $500 million
•Debt reduction of approximately $400 million; we continue to review all options to reduce debt that align with our capital allocation priorities and maximize shareholder value

(1)A reconciliation of organic net sales, a non-GAAP financial measure, to reported net sales and other important information, appears below.
(2)A reconciliation of earnings before interest and taxes (EBIT) and ongoing EBIT, non-GAAP financial measures, to reported net earnings (loss) available to Whirlpool, and a reconciliation of EBIT margin and ongoing EBIT margin, non-GAAP financial measures, to net earnings (loss) margin and other important information, appears below.
(3)A reconciliation of ongoing earnings per diluted share, a non-GAAP financial measure, to reported net earnings (loss) per diluted share available to Whirlpool and other important information, appears below.
(4)A reconciliation of free cash flow, a non-GAAP financial measure, to cash provided by (used in) operating activities and other important information, appears below.
(5)Segment EBIT represents our consolidated EBIT broken down by the Company's reportable segments and are metrics used by the chief operating decision maker in accordance with ASC 280. Consolidated EBIT also includes corporate "Other" of $45 million and $(504) million for the fourth quarters of 2025 and 2024, respectively.
(6)Like-for-like refers to pro forma results for 2025, which exclude the results of Whirlpool of India from January to November, providing a comparative baseline for 2026 guidance. The like-for-like GAAP net earnings margin and corresponding reconciliation cannot be provided without unreasonable effort or expense. Please see below for a reconciliation of ongoing EBIT for the full year to GAAP net earnings.

Contact Whirlpool Corporation: Media: 269/923-7405, Media@Whirlpool.com, Financial: Scott Cartwright, Investor_Relations@Whirlpool.com

ABOUT WHIRLPOOL CORPORATION
Whirlpool Corporation (NYSE: WHR) is a leading home appliance company, in constant pursuit of improving life at home. As the only major U.S.-based manufacturer of kitchen and laundry appliances, the company is driving meaningful innovation to meet the evolving needs of consumers through its iconic brand portfolio, including Whirlpool, KitchenAid, JennAir, Maytag, Amana, Brastemp, Consul, and InSinkErator. In 2025, the company reported approximately $16 billion in annual net sales - close to 90% of which were in the Americas - 41,000 employees and 35 manufacturing and technology research centers. Additional information about the company can be found at WhirlpoolCorp.com.

WEBSITE DISCLOSURE
We routinely post important information for investors on our website, WhirlpoolCorp.com, in the "Investors" section. We also intend to update the "Hot Topics Q&A" portion of this webpage as a means of disclosing material, non-public information and for complying with our disclosure obligations under Regulation FD. Accordingly, investors should monitor the "Investors" section of our website, in addition to following our press releases, SEC filings, public conference calls, presentations and webcasts. The information contained on, or that may be accessed through, our webpage is not incorporated by reference into, and is not a part of, this document.

WHIRLPOOL ADDITIONAL INFORMATION
This document contains forward-looking statements about Whirlpool Corporation and its consolidated subsidiaries ("Whirlpool") within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Whirlpool intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 and includes this statement for purposes of complying with those safe harbor provisions. Any statements made in this press release that are not statements of historical fact, including statements regarding future financial results, long-term value creation goals, restructuring expectations, productivity, raw material prices and related costs, supply chain, portfolio transformation expectations, India transaction expectations, asset impairment, new product introduction benefits, trade and tariffs, litigation, ESG efforts, debt repayment and dividend expectations, share position, trade customer inventory expectations, cost take-out, manufacturing investment benefits, and the impact of housing recovery-related benefits on our operations are forward-looking statements and should be evaluated as such. Such statements can be identified by the use of terminology such as "may," "could," "will," "should," "possible," "plan," "predict," "forecast," "potential," "anticipate," "estimate," "expect," "project," "intend," "believe," "may impact," "on track," "margin lift," and similar words or expressions. Many risks, contingencies and uncertainties could cause actual results to differ materially from Whirlpool's forward-looking statements. Among these factors are: (1) intense competition in the home appliance industry, and the impact of the changing retail environment, including direct-to-consumer sales; (2) Whirlpool's ability to maintain or increase sales to significant trade customers; (3) Whirlpool's ability to maintain its reputation and brand image; (4) the ability of Whirlpool to achieve its business objectives and successfully manage its strategic portfolio transformation; (5) Whirlpool’s ability to understand consumer preferences and successfully develop new products; (6) Whirlpool's ability to obtain and protect intellectual property rights; (7) acquisition, divestiture, and investment-related risks, including risks associated with our past acquisitions; (8) the ability of suppliers of critical parts, components and manufacturing equipment to deliver sufficient quantities to Whirlpool in a timely and cost-effective manner; (9) risks related to our international operations; (10) Whirlpool's ability to respond to unanticipated social, political and/or economic events, including epidemics/pandemics; (11) information technology system and cloud failures, data security breaches, data privacy compliance, network disruptions, and cybersecurity attacks; (12) product liability and product recall costs; (13)

Whirlpool's ability to attract, develop and retain executives and other qualified employees; (14) the impact of labor relations; (15) fluctuations in the cost of key materials (including steel, resins, and base metals) and components and the ability of Whirlpool to offset cost increases; (16) Whirlpool's ability to manage foreign currency fluctuations; (17) impacts from goodwill, intangible asset and/or inventory impairment charges; (18) health care cost trends, regulatory changes and variations between results and estimates that could increase future funding obligations for pension and postretirement benefit plans; (19) impacts from credit rating agency downgrades; (20) litigation, tax, and legal compliance risk and costs; (21) the effects and costs of governmental investigations or related actions by third parties; (22) changes in the legal and regulatory environment including environmental, health and safety regulations, data privacy, taxes and generative AI; (23) the impacts of changes in foreign trade policies, including tariffs; (24) Whirlpool's ability to respond to the impact of climate change and climate change or other environmental regulation; and (25) the uncertain global economy and changes in economic conditions. In addition, factors that could cause actual results to differ materially from our India transaction expectations include, among other things, failure or delays in launching transaction based on Board approval, market conditions or other factors, failure or delays in share settlement and closing, transaction proceeds being lower than expected, alternative uses for proceeds received, brand license valuation expectations not being met, and strategic, economic or industry expectations for India not being realized. Additional information concerning these and other factors can be found in Whirlpool's filings with the Securities and Exchange Commission, including the most recent annual report on Form 10-K, quarterly reports on Form 10-Q, and current reports on Form 8-K. These cautionary statements should not be construed to be exhaustive and the forward-looking statements are made only as of the date of this press release. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable law.

WHIRLPOOL CORPORATION
CONSOLIDATED CONDENSED STATEMENTS OF INCOME (LOSS) (UNAUDITED)
FOR THE PERIODS ENDED DECEMBER 31
(Millions of dollars, except per share data)

	Three Months Ended		Twelve Months Ended
	2025	2024	2025	2024
Net sales	$4,098	$4,136	$15,524	$16,607
Expenses
Cost of products sold	3,523	3,465	13,138	14,026
Gross margin	575	671	2,386	2,581
Selling, general and administrative	425	418	1,633	1,684
Intangible amortization	6	7	26	31
Restructuring costs	46	(2)	63	79
Impairment of goodwill and other intangibles	106	381	106	381
Loss (gain) on sale and disposal of businesses	(250)	4	(280)	264
Operating profit	243	(136)	838	143
Other (income) expense
Interest and sundry (income) expense	21	—	(20)	(27)
Interest expense	85	83	341	358
Earnings (loss) before income taxes	136	(218)	516	(188)
Income tax expense (benefit)	37	95	142	10
Equity method investment income (loss), net of tax	12	(76)	(34)	(107)
Net earnings (loss)	111	(391)	341	(305)
Less: Net earnings (loss) available to noncontrolling interests	3	2	23	18
Net earnings (loss) available to Whirlpool	$108	$(393)	$318	$(323)
Per share of common stock
Basic net earnings (loss) available to Whirlpool	$1.92	$(7.10)	$5.68	$(5.87)
Diluted net earnings (loss) available to Whirlpool	$1.91	$(7.10)	$5.66	$(5.87)
Dividends declared	$0.90	$1.75	$5.30	$7.00
Weighted-average shares outstanding (in millions)
Basic	56.4	55.4	56.0	55.1
Diluted	56.6	55.4	56.2	55.1

WHIRLPOOL CORPORATION
CONSOLIDATED CONDENSED BALANCE SHEETS
(Millions of dollars, except share data)

	December 31, 2025	December 31, 2024
	(Unaudited)
Assets
Current assets
Cash and cash equivalents	$669	$1,275
Accounts receivable, net of allowance of $56 and $46, respectively	1,276	1,317
Inventories	2,307	2,035
Prepaid and other current assets	654	612
Assets held for sale	17	—
Total current assets	4,924	5,239
Property, net of accumulated depreciation of $5,547 and $5,414, respectively	2,194	2,275
Right of use assets	796	841
Goodwill	3,103	3,322
Investment in affiliated companies	827	279
Other intangibles, net of accumulated amortization of $464 and $447, respectively	2,563	2,717
Deferred income taxes	1,327	1,433
Other noncurrent assets	266	195
Total assets	$16,001	$16,301
Liabilities and stockholders' equity
Current liabilities
Accounts payable	$3,704	$3,530
Accrued expenses	448	455
Accrued advertising and promotions	755	682
Employee compensation	208	228
Notes payable	351	18
Current maturities of long-term debt	586	1,850
Other current liabilities	460	560
Total current liabilities	6,513	7,323
Noncurrent liabilities
Long-term debt	5,583	4,758
Pension benefits	64	122
Postretirement benefits	92	96
Lease liabilities	669	711
Other noncurrent liabilities	365	358
Total noncurrent liabilities	6,773	6,045
Stockholders' equity
Common stock, $1 par value, 250 million shares authorized, 65 million and 65 million shares issued, respectively, and 56 million and 55 million shares outstanding, respectively	65	64
Additional paid-in capital	3,485	3,462
Retained earnings	1,330	1,311
Accumulated other comprehensive loss	(1,624)	(1,545)
Treasury stock, 9 million and 9 million shares, respectively	(530)	(609)
Total Whirlpool stockholders' equity	2,726	2,683
Noncontrolling interests	(11)	250
Total stockholders' equity	2,715	2,933
Total liabilities and stockholders' equity	$16,001	$16,301

WHIRLPOOL CORPORATION
CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOWS (UNAUDITED)
FOR THE PERIODS ENDED DECEMBER 31
(Millions of dollars)

	Twelve Months Ended
	2025	2024
Operating activities
Net earnings (loss)	$341	$(305)
Adjustments to reconcile net earnings to cash provided by (used in) operating activities:
Depreciation and amortization	338	333
Impairment of goodwill and other intangibles	106	381
Loss (gain) on sale and disposal of businesses	(280)	264
Equity method investment (income) loss, net of tax	34	107
Share based compensation and other	137	91
Changes in assets and liabilities:
Accounts receivable	40	(14)
Inventories	(372)	172
Accounts payable	174	125
Accrued advertising and promotions	90	63
Accrued expenses and current liabilities	39	7
Taxes deferred and payable, net	(67)	(183)
Accrued pension and postretirement benefits	21	(24)
Employee compensation	(25)	6
Other	(108)	(188)
Cash provided by (used in) operating activities	467	835
Investing activities
Capital expenditures	(389)	(451)
Proceeds from sale of assets and businesses	198	95
Distributions from equity method investment	13	—
Cash held by divested businesses	(328)	(245)
Other	—	(1)
Cash provided by (used in) investing activities	(506)	(602)
Financing activities
Net proceeds from borrowings of long-term debt	1,200	300
Net repayments of long-term debt	(1,850)	(801)
Net proceeds (repayments) from short-term borrowings	340	11
Dividends paid	(299)	(384)
Repurchase of common stock	—	(50)
Equity transactions of noncontrolling interest	(1)	462
Other	(10)	(14)
Cash provided by (used in) financing activities	(621)	(476)
Effect of exchange rate changes on cash and cash equivalents	49	(149)
Increase (decrease) in cash and cash equivalents	(606)	(391)
Cash and cash equivalents at beginning of year	1,275	1,667
Cash and cash equivalents at end of period	$669	$1,275

SUPPLEMENTAL INFORMATION - CONSOLIDATED FINANCIAL STATEMENTS RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(Millions of dollars except per share data) (Unaudited)

We supplement the reporting of our financial information determined under U.S. generally accepted accounting principles (GAAP) with certain non-GAAP financial measures, some of which we refer to as "ongoing" measures. These measures may include earnings before interest and taxes (EBIT), EBIT margin, ongoing EBIT, ongoing EBIT margin, ongoing earnings per diluted share, adjusted effective tax rate, organic net sales, net debt leverage (Net Debt/Ongoing EBITDA), return on invested capital (ROIC) and free cash flow.

Ongoing measures exclude items that may not be indicative of, or are unrelated to, results from our ongoing operations and provide a better baseline for analyzing trends in our underlying businesses.

Sales excluding foreign currency: Current period net sales translated in functional currency, to U.S. dollars using the applicable prior period's exchange rate compared to the applicable prior period net sales. Management believes that sales excluding foreign currency provides stockholders with a clearer basis to assess our results over time, excluding the impact of exchange rate fluctuations.
Organic net sales: Sales excluding the impact of certain acquisitions or divestitures, and foreign currency. Management believes that organic net sales provides stockholders with a clearer basis to assess our results over time, excluding the impact of exchange rate fluctuations and certain acquisitions and/or divestitures.
Ongoing EBIT margin: Ongoing earnings before interest and taxes divided by net sales. Ongoing measures exclude items that may not be indicative of, or are unrelated to, results from our ongoing operations and provide a better baseline for analyzing trends in our underlying businesses.
Ongoing earnings per diluted share: Diluted net earnings per share from continuing operations, adjusted to exclude items that may not be indicative of, or are unrelated to, results from our ongoing operations. Ongoing measures provide a better baseline for analyzing trends in our underlying businesses.
Net debt leverage: Net debt to ongoing earnings before interest, taxes, depreciation, and amortization (EBITDA) ratio is net debt outstanding, including long-term debt, current maturities of long-term debt, and notes payable, less cash and cash equivalents, divided by ongoing EBITDA. Management believes that net debt leverage provides stockholders with a view of our ability to generate earnings sufficient to service our debt.
Return on invested capital: Ongoing EBIT after taxes divided by total invested capital, defined as total assets less non-interest bearing current liabilities (NIBCLS). NIBCLS is defined as current liabilities less current maturities of long-term debt and notes payable. This ROIC definition may differ from other companies' methods and therefore may not be comparable to those used by other companies. Management believes that ROIC provides stockholders with a view of capital efficiency, a key driver of stockholder value creation.
Adjusted effective tax rate: Effective tax rate, excluding pre-tax income and tax effect of certain unique items. Management believes that adjusted tax rate provides stockholders with a meaningful, consistent comparison of the Company's effective tax rate, excluding the pre-tax income and tax effect of certain unique items.
Free cash flow: Cash provided by (used in) operating activities less capital expenditures. Management believes that free cash flow provides stockholders with a relevant measure of liquidity and a useful basis for assessing the Company's ability to fund its activities and obligations.

Whirlpool does not provide a non-GAAP reconciliation for its forward-looking long-term value creation goals, such as EBIT, free cash flow conversion, ROIC and net debt leverage, as these long-term management goals are not annual guidance, and the reconciliation of these long-term measures would rely on market factors and certain other conditions and assumptions that are outside of the Company’s control.

We believe that these non-GAAP measures provide meaningful information to assist investors and stockholders in understanding our financial results and assessing our prospects for future performance, and reflect an additional way of viewing aspects of our operations that, when viewed with our GAAP financial measures, provide a more complete understanding of our business. Because non-GAAP financial measures are not standardized, it may not be possible to compare these financial measures with other companies’ non-GAAP financial measures having the same or similar names. These ongoing financial measures should not be considered in isolation or as a substitute for reported net earnings available to Whirlpool per diluted share, net earnings, net earnings available to Whirlpool, net earnings margin, return on assets, net sales, effective GAAP tax rate and cash provided by (used in) operating activities, the most directly comparable GAAP financial measures.

We also disclose segment EBIT as an important financial metric used by the Company's Chief Operating Decision Maker to evaluate performance and allocate resources in accordance with ASC 280 - Segment Reporting.

GAAP net earnings available to Whirlpool per basic or diluted share (as applicable) and ongoing earnings per diluted share are presented net of tax, while individual adjustments in each reconciliation are presented on a pre-tax basis; the income tax impact line item aggregates the tax impact for these adjustments. The tax impact of individual line item adjustments may not foot precisely to the aggregate income tax impact amount, as each line item adjustment may include non-taxable components. Historical quarterly earnings per share amounts are presented based on a normalized tax rate adjustment to reconcile quarterly tax rates to full-year tax rate expectations. We strongly encourage investors and stockholders to review our financial statements and publicly filed reports in their entirety and not to rely on any single financial measure.

FOURTH-QUARTER 2025 ONGOING EARNINGS BEFORE INTEREST AND TAXES AND ONGOING EARNINGS PER DILUTED SHARE

The reconciliation provided below reconciles the non-GAAP financial measures ongoing earnings before interest and taxes and ongoing earnings per diluted share, with the most directly comparable GAAP financial measures, net earnings (loss) available to Whirlpool and net earnings (loss) per diluted share available to Whirlpool, for the three months ended December 31, 2025. Net earnings (loss) margin is calculated by dividing net earnings (loss) available to Whirlpool by net sales. Ongoing EBIT margin is calculated by dividing ongoing EBIT by net sales. EBIT margin is calculated by dividing EBIT by net sales. The earnings per diluted share GAAP measure and ongoing measure are presented net of tax, while each adjustment is presented on a pre-tax basis. Our fourth-quarter GAAP tax rate was 27.3%. The aggregate income tax impact of the taxable components of each adjustment is presented in the income tax impact line item at our fourth-quarter adjusted tax rate (non-GAAP) of (29.7)%.

Three Months Ended
Earnings Before Interest & Taxes Reconciliation:	December 31, 2025
Net earnings (loss) available to Whirlpool	$108
Net earnings (loss) available to noncontrolling interests	3
Income tax expense (benefit)	37
Interest expense	85
Earnings before interest & taxes	$234
Net sales	$4,098
Net earnings (loss) margin	2.7%

	Results classification	Earnings before interest & taxes	Earnings per diluted share
Reported measure		$234	$1.91
Restructuring expense (a)	Restructuring costs	46	0.80
Impairment of goodwill, intangibles and other assets (b)	Impairment of goodwill and other intangibles	106	1.87
Impact of M&A transactions (c)	(Gain) loss on sale and disposal of businesses & Selling, general, and administrative Interest and sundry (income) expense	(235)	(4.15)
Equity method investee - restructuring charges (e)	Equity method investment income (loss), net of tax*	(15)	(0.26)
Income tax impact			(0.52)
Normalized tax rate adjustment (f)			1.44
Ongoing measure		$135	$1.10
Net sales		$4,098
Ongoing EBIT margin		3.3%

Note: Numbers may not reconcile due to rounding.
*Equity method investment in the Earnings before interest & taxes column is presented as (income) loss

FOURTH-QUARTER 2024 ONGOING EARNINGS BEFORE INTEREST AND TAXES AND ONGOING EARNINGS PER DILUTED SHARE

The reconciliation provided below reconciles the non-GAAP financial measures ongoing earnings before interest and taxes and ongoing earnings per diluted share, with the most directly comparable GAAP financial measures, net earnings (loss) available to Whirlpool and net earnings (loss) per diluted share available to Whirlpool, for the three months ended December 31, 2024. Net earnings (loss) margin is calculated by dividing net earnings (loss) available to Whirlpool by net sales. Ongoing EBIT margin is calculated by dividing ongoing EBIT by net sales. EBIT margin is calculated by dividing EBIT by net sales. The earnings per diluted share GAAP measure and ongoing measure are presented net of tax, while each adjustment is presented on a pre-tax basis. Our fourth-quarter GAAP tax rate was (43.6)%. The aggregate income tax impact of the taxable components of each adjustment is presented in the income tax impact line item at our fourth-quarter adjusted tax rate (non-GAAP) of (53.8)%.

Three Months Ended
Earnings Before Interest & Taxes Reconciliation:	December 31, 2024
Net earnings (loss) available to Whirlpool	$(393)
Net earnings (loss) available to noncontrolling interests	2
Income tax expense (benefit)	95
Interest expense	83
Earnings before interest & taxes	$(212)
Net sales	$4,136
Net earnings (loss) margin	(9.5)%

	Results classification	Earnings before interest & taxes	Earnings per diluted share
Reported measure		$(212)	$(7.10)
Restructuring expense (a)	Restructuring costs	(2)	(0.04)
Impairment of goodwill, intangibles and other assets (b)	Impairment of goodwill and other intangibles	381	6.88
Impact of M&A transactions (c)	(Gain) loss on sale and disposal of businesses & Selling, general and administrative	9	0.16
Legacy EMEA legal matters (d)	Interest and sundry (income) expense	(2)	(0.04)
Equity method investee - restructuring charges (e)	Equity method investment income (loss), net of tax*	74	1.34
Income tax impact	Income tax impact		4.47
Normalized tax rate adjustment (f)	Normalized tax rate adjustment		(1.10)
Ongoing measure		$248	$4.57
Net sales		$4,136
Ongoing EBIT margin		6.0%

Note: Numbers may not reconcile due to rounding.
*Equity method investment in the Earnings before interest & taxes column is presented as (income) loss

FULL-YEAR 2025 ONGOING EARNINGS BEFORE INTEREST AND TAXES AND ONGOING EARNINGS PER DILUTED SHARE

The reconciliation provided below reconciles the non-GAAP financial measures ongoing earnings before interest and taxes and ongoing earnings per diluted share, with the most directly comparable GAAP financial measures, net earnings (loss) available to Whirlpool and net earnings (loss) per diluted share available to Whirlpool, for the twelve months ended December 31, 2025. Net earnings (loss) margin is calculated by dividing net earnings (loss) available to Whirlpool by net sales. Ongoing EBIT margin is calculated by dividing ongoing EBIT by net sales. EBIT margin is calculated by dividing EBIT by net sales. The earnings per diluted share GAAP measure and ongoing measure are presented net of tax, while each adjustment is presented on a pre-tax basis. Our full-year GAAP tax rate was 27.5%. The aggregate income tax impact of the taxable components of each adjustment is presented in the income tax impact line item at our full-year adjusted tax (non-GAAP) rate of 3.5%.

Twelve Months Ended
Earnings Before Interest & Taxes Reconciliation:	December 31, 2025
Net earnings (loss) available to Whirlpool	$318
Net earnings (loss) available to noncontrolling interests	23
Income tax expense (benefit)	142
Interest expense	341
Earnings before interest & taxes	$824
Net sales	$15,524
Net earnings (loss) margin	2.2%

	Results classification	Earnings before interest & taxes	Earnings per diluted share
Reported measure		$824	$5.66
Restructuring expense (a)	Restructuring costs	63	1.12
Impairment of goodwill, intangibles and other assets (b)	Impairment of goodwill and other intangibles	106	1.89
Impact of M&A transactions (c)	(Gain) loss on sale and disposal of businesses & Selling, general and administrative Interest and sundry (income) expense	(251)	(4.47)
Legacy EMEA legal matters (d)	Interest and sundry (income) expense	2	0.04
Equity method investee - restructuring charges (e)	Equity method investment income (loss), net of tax*	(15)	(0.26)
Total income tax impact			0.06
Normalized tax rate adjustment (f)			2.19
Ongoing measure		$729	$6.23
Net Sales		$15,524
Ongoing EBIT Margin		4.7%

Note: Numbers may not reconcile due to rounding.
*Equity method investment in the Earnings before interest & taxes column is presented as (income) loss

FULL-YEAR 2024 ONGOING EARNINGS BEFORE INTEREST AND TAXES AND ONGOING EARNINGS PER DILUTED SHARE

The reconciliation provided below reconciles the non-GAAP financial measures ongoing earnings before interest and taxes and ongoing earnings per diluted share, with the most directly comparable GAAP financial measures, net earnings (loss) available to Whirlpool and net earnings (loss) per diluted share available to Whirlpool, for the twelve months ended December 31, 2024. Net earnings (loss) margin is calculated by dividing net earnings (loss) available to Whirlpool by net sales. Ongoing EBIT margin is calculated by dividing ongoing EBIT by net sales. EBIT margin is calculated by dividing EBIT by net sales. The earnings per diluted share GAAP measure and ongoing measure are presented net of tax, while each adjustment is presented on a pre-tax basis. Our full-year GAAP tax rate was (5.5)%. The aggregate income tax impact of the taxable components of each adjustment is presented in the income tax impact line item at our full-year adjusted tax (non-GAAP) rate of (28.6)%.

Twelve Months Ended
Earnings Before Interest & Taxes Reconciliation:	December 31, 2024
Net earnings (loss) available to Whirlpool	$(323)
Net earnings (loss) available to noncontrolling interests	18
Income tax expense (benefit)	10
Interest expense	358
Earnings before interest & taxes	$63
Net sales	$16,607
Net earnings (loss) margin	(1.9)%

	Results classification	Earnings before interest & taxes	Earnings per diluted share
Reported measure		$63	$(5.87)
Restructuring expense (a)	Restructuring costs	79	1.44
Impairment of goodwill, intangibles and other assets (b)	Impairment of goodwill and other intangibles	381	6.92
Impact of M&A transactions (c)	(Gain) loss on sale and disposal of businesses & Selling, general and administrative	292	5.30
Legacy EMEA legal matters (d)	Interest and sundry (income) expense	(2)	(0.04)
Equity method investee - restructuring charges (e)	Equity method investment income (loss), net of tax*	74	1.34
Total income tax impact			4.28
Normalized tax rate adjustment (f)			(1.16)
Ongoing measure		$887	$12.21
Net Sales		$16,607
Ongoing EBIT Margin		5.3%

Note: Numbers may not reconcile due to rounding.
*Equity method investment in the Earnings before interest & taxes column is presented as (income) loss

FULL-YEAR 2026 OUTLOOK FOR ONGOING EARNINGS BEFORE INTEREST AND TAXES AND ONGOING EARNINGS PER DILUTED SHARE

The reconciliation provided below reconciles the non-GAAP financial measures ongoing earnings before interest and taxes and ongoing earnings per diluted share, with the most directly comparable GAAP financial measures, net earnings available to Whirlpool and net earnings per diluted share available to Whirlpool, for the twelve months ending December 31, 2026. The earnings per diluted share GAAP measure and ongoing measure are presented net of tax, while each adjustment is presented on a pre-tax basis. Our anticipated full-year GAAP tax rate is approximately 25.0%. The aggregate income tax impact of the taxable components of each adjustment is presented in the income tax impact line item at our anticipated full-year adjusted tax (non-GAAP) rate of approximately 25.0%.

Twelve Months Ending December 31, 2026
	Results classification	Earnings before interest & taxes*	Earnings per diluted share
Reported measure		~$825	~$6.25
Restructuring Expense	Restructuring Costs	~50	~1.00
Total income tax impact			(0.25)
Normalized tax rate adjustment (f)			—
Ongoing measure		~$875	~$7.00

Note: Numbers may not reconcile due to rounding.

*Earnings Before Interest & Taxes (EBIT) is a non-GAAP measure. The Company does not provide a forward-looking quantitative reconciliation of EBIT to the most directly comparable GAAP financial measure, net earnings available to Whirlpool, because the net earnings available to noncontrolling interests item of such reconciliation -- which has historically represented a relatively insignificant amount of the Company's overall net earnings -- implicates the Company's projections regarding the earnings of the Company's non wholly-owned subsidiaries and joint ventures that cannot be quantified precisely or without unreasonable efforts.

FOOTNOTES
a.RESTRUCTURING EXPENSE - In the first and third quarters of 2025, restructuring actions were announced related to organizational simplification efforts. In Q4, we incurred $46 million in costs related to multi-region footprint optimization with full-year costs totaling $63 million.
In March 2024, the Company committed to workforce reduction plans in the United States and globally, in an effort to reduce complexity and simplify our organizational model after the European major domestic appliance transaction. The workforce reduction plans included involuntary severance actions as of the end of the first quarter of 2024. Total costs for these actions were $21 million, of which we incurred $14 million in employee termination costs and $7 million in other associated costs.
During the second quarter of 2024, the Company evaluated additional restructuring actions as part of the Company's organizational simplification efforts. Total costs for these actions were $58 million, which were primarily employee termination costs.

b.IMPAIRMENT OF GOODWILL, INTANGIBLES AND OTHER ASSETS - During the fourth quarter of 2025, we determined the carrying value of the JennAir trademark exceeded its fair value, resulting in an impairment charge of $106 million.
During the fourth quarter of 2024, we determined that the carrying value of the Maytag trademark exceeded its fair value, resulting in an impairment charge of $381 million.

c.IMPACT OF M&A TRANSACTIONS - In the fourth quarter of 2025, we incurred $15M in product and tax indemnity costs related to Beko Europe operations. These costs are recorded in Interest and Sundry (Income) Expense on our Consolidated Condensed Statements of Comprehensive Income (Loss).
During the fourth quarter of 2025, we sold an 11% stake in our India business and deconsolidated, resulting in a gain of $251 million. In addition, in the first through third quarter of 2025, we incurred $15 million in related M&A transaction costs that are recorded in Selling, General and Administrative expenses on our Consolidated Condensed Statements of Comprehensive Income (Loss).
Additionally, in the third quarter of 2025, we released a $30 million reserve related to an indemnity that is no longer considered probable. This gain is recorded in Loss (Gain) on Sale and Disposal of Businesses on our Consolidated Condensed Statements of Comprehensive Income (Loss).
On January 16, 2023, the Company signed a contribution agreement to contribute our European major domestic appliance business into a newly formed entity with Arcelik. In connection with the transaction, which closed on April 1, 2024, the Company recorded a loss on disposal of $298 million for the twelve months ended December 31, 2024.
The Company incurred other unique transaction related costs related to portfolio transformation for $28 million for the twelve months ended December 31, 2024. These transaction costs are recorded in Selling, General and Administrative expenses on our Consolidated Condensed Statements of Comprehensive Income (Loss).
In the third quarter of 2024, we recorded a gain of $34 million related to the sale of the Company's Brastemp-branded water filtration subscription business related to our portfolio transformation

d.LEGACY EMEA LEGAL MATTERS - During the second quarter of 2025 and fourth quarter of 2024 we recorded immaterial amounts related to legacy matters of our European major domestic appliance business.

e.EQUITY METHOD INVESTEE - RESTRUCTURING CHARGES - During the fourth quarter of 2024, we recorded our proportionate share of restructuring charges related to certain previously announced restructuring actions by our European equity method investee. During the fourth quarter of 2025, we reversed $15 million of this provision.

f.NORMALIZED TAX RATE ADJUSTMENT - For the full year 2025, the Company calculated a GAAP tax rate of 27.5%. Ongoing earnings per share was calculated using an adjusted tax rate of 3.5%, which excludes the tax impacts related to M&A transactions, the JennAir intangible impairment charge, and restructuring actions.
For the full year 2024, the Company calculated a GAAP tax rate of (5.5)%. Ongoing earnings per share was calculated using an adjusted tax rate of (28.6)%, which excludes the tax impacts related to M&A transactions, the Maytag intangible impairment charge, and certain other tax impacts related to the Europe transaction.

NET SALES AND ONGOING EBIT EXCLUDING MDA EUROPE 2024 FIRST QUARTER AND MDA INDIA 2024 DECEMBER

The reconciliation provided below reconciles the impact of removing Q1 MDA Europe from our net sales and ongoing EBIT for the twelve months ended December 31, 2024 for the Whirlpool business. Please see elsewhere in this Supplemental Information section for a reconciliation of Ongoing EBIT to GAAP reported net earnings (loss) available to Whirlpool.

	2024 As Reported	Q1 2024 MDA Europe*	2024 MDA India**	2024 Like-for-Like
Net Sales (in billions)	$16.6	$0.8	$0.9	~$14.9
Ongoing EBIT (in millions)	$887	($9)	$32	~$864
Ongoing EBIT Margin	5.3%	(1.1)%	3.6%	~5.8%
Note: Numbers may not reconcile due to rounding.
*Q1 historical segment financial data (unaudited).
**India financial data (unaudited).

NET SALES AND ONGOING EBIT EXCLUDING MDA INDIA 2025 JANUARY THROUGH NOVEMBER

The reconciliation provided below reconciles the impact of removing January through November MDA India from our net sales and ongoing EBIT for the twelve months ended December 31, 2025 for the Whirlpool business. Please see elsewhere in this Supplemental Information section for a reconciliation of Ongoing EBIT to GAAP reported net earnings (loss) available to Whirlpool.

	2025 As Reported	January - November MDA India*	2025 Like-for-Like
Net Sales (in billions)	$15.5	$0.8	~$14.7
Ongoing EBIT (in millions)	$729	$41	~$688
Ongoing EBIT Margin	4.7%	5.0%	~4.7%
Note: Numbers may not reconcile due to rounding.
*January through November India financial data (unaudited).

FREE CASH FLOW

Free cash flow is cash provided by (used in) operating activities after capital expenditures. The reconciliation provided below reconciles twelve months ended December 31, 2025 and 2024 and 2026 full-year free cash flow with cash provided by (used in) operating activities, the most directly comparable GAAP financial measure. Free cash flow as a percentage of net sales is calculated by dividing free cash flow by net sales.

	Twelve Months Ended
	December 31,
(millions of dollars)	2025	2024	2026 Outlook
Cash provided by (used in) operating activities	$467	$835	~$850
Capital expenditures	(389)	(451)	(~400)
Free cash flow	$78	$385	$400 - $500

Cash provided by (used in) investing activities*	$(506)	$(602)
Cash provided by (used in) financing activities*	$(621)	$(476)

*Financial guidance on a GAAP basis for cash provided by (used in) financing activities and cash provided by (used in) investing activities has not been provided because in order to prepare any such estimate or projection, the Company would need to rely on market factors and certain other conditions and assumptions that are outside of its control.

INTEREST AND SUNDRY (INCOME) EXPENSE

The reconciliation provided below reconciles the non-GAAP financial measure ongoing interest and sundry (income) expense to GAAP reported interest and sundry (income) expense, for the three and twelve months ended December 31, 2024 and 2025 for the Whirlpool business.

	Three Months Ended
	December 31,
	2025	2024
Net Foreign Exchange	$5	$10
Income & Expense (benefit)	32	8
Interest (Income)/Other	(15)	(17)
Interest and sundry (income) expense	$21	$—
Impact of M&A transactions (c)	(15)	—
Legacy EMEA legal matters (d)	—	2
Ongoing measure	$6	$2

	Twelve Months Ended
	December 31,
	2025	2024
Net Foreign Exchange	$18	$19
Income & Expense (benefit)	27	24
Interest (Income)/Other	(64)	(71)
Interest and sundry (income) expense	$(20)	$(27)
Impact of M&A transactions (c)	(15)	—
Legacy EMEA legal matters (d)	(2)	2
Ongoing measure	$(38)	$(25)

Note: Numbers may not reconcile due to rounding.

EQUITY METHOD INVESTMENT INCOME (LOSS), NET OF TAX

The reconciliation provided below reconciles the non-GAAP financial measure ongoing equity method investment income (loss), net of tax to GAAP reported equity method investment income (loss), net of tax, for the three and twelve months ended December 31, 2024 and 2025 for the Whirlpool business.

	Three Months Ended
	December 31,
	2025	2024
Equity method investment income (loss), net of tax	$12	$(76)
Equity method investee - restructuring charges	(15)	74
Ongoing Measure	$(3)	$(2)

	Twelve Months Ended
	December 31,
	2025	2024
Equity method investment income (loss), net of tax	$(34)	$(107)
Equity method investee - restructuring charges	(15)	74
Ongoing Measure	$(49)	$(33)

Note: Numbers may not reconcile due to rounding.

ORGANIC NET SALES

The reconciliation provided below reconciles the non-GAAP financial measure organic net sales to GAAP reported net sales, for twelve months ended December 31, 2024 and 2025 for the
Whirlpool business.

	Twelve Months Ended
	December 31,
(Approximate impact in millions of dollars)	2025	2024	Change
Net Sales	$15,524	$16,607	(6.5)%
Less: EMEA Divested Business	—	804
Less: December India Sales	—	54
Less: Currency	(179)	—
Organic Net Sales	$15,703	$15,749	(0.3)%

The reconciliation provided below reconciles the non-GAAP financial measure organic net sales to GAAP reported net sales, for three months ended December 31, 2024 and 2025 for the Whirlpool business.

	Three Months Ended
	December 31,
(Approximate impact in millions of dollars)	2025	2024	Change
Net Sales	$4,098	$4,136	(0.9)%
Less: EMEA Divested Business	—	—
Less: December India Sales	—	54
Less: Currency	52	—
Organic Net Sales	$4,046	$4,082	(0.9)%

The reconciliation provided below reconciles the non-GAAP financial measure organic net sales to GAAP reported net sales, for three months ended September 30, 2024 and 2025 for the Whirlpool business.

	Three Months Ended
	September 30,
(Approximate impact in dollars)	2025	2024	Change
Net Sales	$4,033	$3,993	1.0%
Less: EMEA Divested Business	—	—
Less: Currency	2	—
Organic Net Sales	$4,031	$3,993	1.0%

The reconciliation provided below reconciles the non-GAAP financial measure organic net sales to GAAP reported net sales, for three months ended June 30, 2024 and 2025 for the Whirlpool business.

	Three Months Ended
	June 30,
(Approximate impact in dollars)	2025	2024	Change
Net Sales	$3,773	$3,989	(5.4)%
Less: EMEA Divested Business	—	—
Less: Currency	(89)	—
Organic Net Sales	$3,862	$3,989	(3.2)%

The reconciliation provided below reconciles the non-GAAP financial measure organic net sales to GAAP reported net sales, for three months ended March 31, 2024 and 2025 for the Whirlpool business.

	Three Months Ended
	March 31,
(Approximate impact in dollars)	2025	2024	Change
Net Sales	$3,621	$4,490	(19.4)%
Less: EMEA Divested Business	—	804
Less: Currency	(144)	—
Organic Net Sales	$3,765	$3,686	2.2%

The reconciliation provided below reconciles the non-GAAP financial measure organic net sales to GAAP reported net sales, for three months ended December 31, 2024 and 2025 for the MDA Asia business.

	Three Months Ended
	December 31,
(Approximate impact in dollars)	2025	2024	Change
Net Sales	$172	$238	(27.7)%
Less: December India Sales	—	54
Less: Currency	(7)	—
Organic Net Sales	$179	$184	(2.4)%

Note: Numbers may not reconcile due to rounding.